Exhibit 5.1

June    , 2014

Board of Directors

Independent Bank Group, Inc.

1600 Redbud Boulevard, Suite 400

McKinney, Texas 75069-3257

Ladies and Gentlemen:

We are acting as special counsel to Independent Bank Group, Inc., a Texas corporation (the “Company”), in connection with the preparation and filing of its registration statement on Form S-3 (the “Registration Statement”), being filed with the Securities and Exchange Commission and relating to the proposed public offering of the following securities of the Company: (i) senior, unsecured debt securities of one or more series (the “Senior Debt Securities”), (ii) unsecured subordinated debt securities of one or more series (the “Subordinated Debt Securities”), (iii) shares of one or more series of the preferred stock, par value $0.01 per share (the “Preferred Shares”), (iv) shares of common stock, par value $0.01 per share (the “Common Shares”), (v) unit purchase agreements relating to units of securities consisting of any combination of two or more Securities (as defined herein) (the “Units” and, together with the Senior Debt Securities, the Subordinated Debt Securities, the Preferred Shares and the Common Shares, the “Primary Securities”), and (vi) Common Shares and shares of Senior Non-Cumulative Perpetual Preferred Stock, Series A, par value $0.01 per share (the “Series A Preferred Shares” and together with the Primary Securities, the “Securities”), which may be sold, in the case of the Primary Securities, by the Company from time to time on a delayed or continuous basis, and, in the case of certain Common Shares and the Series A Preferred Shares, by certain selling securityholders (the “Selling Securityholders”) on a delayed basis, all as set forth in the prospectus which forms a part of the Registration Statement, and as to be set forth in one or more supplements to such prospectus. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Form S-3 in connection with the Registration Statement.

For purposes of this opinion letter, we have examined the Registration Statement, the exhibits thereto, including the form of the Senior Debt Indenture to be executed by and between the Company and Wells Fargo Bank, National Association, in its capacity as indenture trustee under such indenture, the form of which indenture is to be filed as Exhibit 4.5 to the Registration Statement (the “Senior Debt Indenture”), the Subordinated Debt Indenture to be executed by and between the Company and Wells Fargo Bank, NA, in its capacity as indenture trustee under such indenture to be filed as Exhibit 4.6 to the Registration Statement (the “Subordinated Debt Indenture”), such statutes, codes, including the Texas Business Organizations Code, as amended (the “TBOC”), regulations, corporate records, and copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity, accuracy and completeness of all documents submitted to us as original documents, and the conformity to authentic, accurate and complete original documents of all documents submitted to us as copies (including facsimiles). As to certain other matters of fact forming the basis for the opinions expressed herein, we have relied, without independent investigation or verification, on the representations and statements of fact made in the documents so reviewed and on a certificate of the Company as to certain matters of fact.

For purposes of this opinion letter, we have assumed that (i) each series of the Senior Debt Securities of which Senior Debt Securities are to be offered and sold in reliance of the Registration Statement and issued pursuant to the Senior Debt Indenture and the terms and conditions of the Senior Debt Securities of such series will be duly established by all necessary corporate action of the Company in accordance with the terms of Senior Debt Indenture, which Senior Debt Indenture shall be substantially in the form of Senior Debt Indenture filed as Exhibit 4.5 to the Registration Statement and shall be governed by the laws of the State of Texas; (ii) each series of the Subordinated Debt Securities of which Subordinated Debt Securities to be offered and sold in reliance of the Registration Statement and issued pursuant to the Subordinated Debt Indenture and the terms and conditions of the Subordinated Debt Securities of such series will be duly established by all necessary corporate action of the Company in accordance with the terms of Subordinated Debt Indenture, which Subordinated Debt Indenture shall be substantially in the form of Subordinated Debt Indenture filed as Exhibit 4.6 to the Registration Statement and shall be governed by the laws of the State of Texas; (iii) each series of Preferred Stock of which shares are to be offered and sold and the terms and conditions of the shares of such series of Preferred Stock will be duly established by all necessary corporate action of the Company and a certificate of designation setting forth the terms of such series of Preferred Stock duly executed by the Company shall have been filed with the Secretary of State of the State of Texas in accordance with the requirements of the TBOC; (iv) the issuance, sale, amount and terms of any Securities of the Company to be offered from time to time will have been duly authorized and established by proper action of the board of directors of the Company or a duly authorized committee of such board (“Board Action”) consistent with the procedures and terms described in the Registration Statement and in accordance with the Company’s charter and bylaws and applicable Texas corporate law, with respect to the Senior Debt Securities, the Senior Debt Indenture, as amended and supplemented from time to time, and, with respect to Subordinated Debt Securities, the Indenture, as amended and supplemented from time to time, in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company or otherwise impair the legal or binding nature of the obligations represented by the applicable Securities; (v) at the time of offer, issuance and sale of any Securities, the Registration Statement will have been declared or become effective under the Securities Act of 1933, as amended (the “Act”), and no stop order suspending its effectiveness will have been issued and remain in effect; (vi) the offer, sale and issuance of each of the Senior Debt Securities to be offered and sold will be duly authorized by all necessary corporate action, (vii) the offer, sale and issuance of each of the Subordinated Debt Securities to be offered and sold will be duly authorized by all necessary corporate action; (vi) each of the Senior Debt Indenture and the Subordinated Debt Indenture will be qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder; (vii) prior to any issuance of Preferred Shares of a particular series, an appropriate certificate of designation relating to Preferred Shares of that series will be accepted for record by the Secretary of State of the State of Texas; (viii) any Units will be issued under one or more unit agreements, each to be between the Company and a financial institution or other party identified therein as unit agent; (ix) the Certificate of Designation establishing the Senior Non-Cumulative Perpetual Preferred Stock, Series A, par value $0.01 per share, of which the Series A Preferred Shares are a part, will remain in effect and not be amended, modified or supplemented in any respect at or prior to the time of any offer or sale of Series A Preferred Stock in reliance on the Registration Statement; (x) if being sold by the Company, the Securities will be delivered against payment of valid consideration therefor and in accordance with the terms of the applicable Board Action authorizing such sale and any applicable underwriting agreement or purchase agreement and as contemplated by the Registration Statement and/or the applicable prospectus supplement; (viii) if sold by Selling Securityholders, the Securities will be delivered against payment of valid consideration therefor and in accordance with the applicable action of the Selling Securityholders’ governing authority, if any, and in the manner described in the applicable purchase agreement and related prospectus supplement, and (ix) the Company will remain a Texas corporation at the time of each sale of Securities hereunder.

To the extent that the obligations of the Company with respect to the Securities may be dependent upon such matters, we assume for purposes of this opinion that: the Trustee, with respect to the Senior Debt Indenture and the Subordinated Debt Indenture and the unit agent under the unit purchase agreement for any Units, will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization at the time of the issuance of the Securities; such other party is duly qualified to engage in the activities contemplated by the Indenture or unit agreement, as applicable; the Indenture or unit agreement, as applicable, has been duly authorized, executed and delivered by the other party and constitutes the legal, valid and binding obligation of the other party enforceable against the other party in accordance with its terms; such other party is in compliance with respect to performance of its obligations under the Indenture or unit agreement, as applicable, with all applicable laws and regulations; and such other party has the requisite organizational and legal power and authority to perform its obligations under such Indenture or unit agreement, as applicable.

This opinion letter is based as to matters of law solely on the applicable provisions of the following, as currently in effect: (i) as to the opinions given in paragraphs (c), (d) and (f), the TBOC, and (ii) as to the opinions given in paragraphs (a), (b) and (c), the laws of the State of Texas (but not including any laws, statutes, codes, ordinances, administrative decisions, rules or regulations of any political subdivision below the state level). We express no opinion herein as to any other laws, statutes, codes, ordinances, rules or regulations (and in particular, we express no opinion as to any effect that such other laws, statutes, codes, ordinances, rules or regulations may have on the opinions expressed herein). As used herein, the term “TBOC” includes the statutory provisions contained therein, all applicable provisions of the Texas Constitution and reported judicial decisions interpreting these laws.

Based upon, subject to and limited by the foregoing but assuming no responsibility for the accuracy or the completeness of the information supplied by the Company, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

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(a)    The Senior Debt Securities, and upon due execution and delivery by and on behalf of the Company and authentication by the Trustee, in each case, in accordance with the Senior Debt Indenture and any supplemental indenture and other documents relating to the series of Senior Debt Securities, of which the Senior Debt Securities being offered and sold are a part, will constitute valid and binding obligations of the Company and will be entitled to the benefits of the Senior Debt Indenture as supplemented and amended through the date of the issuance of such Senior Debt Securities.

(b)    The Subordinated Debt Securities, and upon due execution and delivery by and on behalf of the Company and authentication by the Trustee, in each case, in accordance with the Subordinated Debt Indenture and such supplemental indenture and other documents relating to the series of Subordinated Debt Securities of which the Subordinated Debt Securities being offered and sold are a part, will constitute valid and binding obligations of the Company and will be entitled to the benefits of the Subordinated Debt Indenture as supplemented and amended through the date of the issuance of such Subordinated Debt Securities.

(c)    The Preferred Shares, upon due execution and delivery on behalf of the Company of certificates therefor or upon credit in the Direct Registration System of the Depository Trust Company or DTC, will be validly issued, fully paid and nonassessable.

(d)    The Common Shares (including any Common Shares duly issued upon the exchange or conversion of Subordinated Debt Securities or Preferred Shares that are exchangeable for or convertible into Common Shares), upon due execution and delivery on behalf of the Company of certificates therefor or upon credit in the Direct Registration System of the Depository Trust Company or DTC, will be validly issued, fully paid and nonassessable.

(e)    The Units, upon due execution and delivery of a unit agreement relating thereto on behalf of the Company, and upon due execution and delivery of such Units and the underlying securities that are components of such Units in accordance with any applicable unit agreement and the Indenture (in the case of Senior Debt Securities or Subordinated Debt Securities being a part of the Units) and any applicable certificate of designation (in the case of shares of Preferred Stock of one or more series being a part of the Units), such Units will constitute valid and binding obligations of the Company.

(f)    The Common Shares and Series A Preferred Shares to be sold by the Selling Securityholders are validly issued, fully paid and nonassessable.

The opinions expressed in Paragraphs (a) and (d) above with respect to the valid and binding nature of obligations may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and by the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the Securities are considered in a proceeding in equity or at law).

This opinion letter has been prepared for use in connection with the Registration Statement. The opinion may be relied upon exclusively by you and not by any other person without our prior written consent. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing by you of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended, whose consent is required under Section 7 of the Securities Act and the rules and regulations of the SEC promulgated thereunder.

Very truly yours,